EMPLOYMENT AGREEMENT


     THIS AGREEMENT, effective as specified herein, between Editek, Inc. ("Editek") and ______________ ("Employee").

         NOW, THEREFORE, in consideration of the terms and mutual undertakings herein contained, it is agreed by and between Editek and Employee as follows:

     1. Effective Date and Term of Employment: This Agreement shall become effective on January 30, 1996, and shall remain in effect until the close of business on January 30, 1998 (the "Agreement Expiration Date"). Effective February 1, 1998 (the "Renewal Date") and on each anniversary of the Renewal Date, this Agreement shall renew automatically for a period of one additional consecutive year unless either Editek or Employee provides written notice to the other party at least ninety (90) days prior to the Renewal Date or anniversary of the Renewal Date, as applicable, that the Agreement shall terminate without renewal as of the Agreement Expiration Date or anniversary of the Agreement Expiration Date, as applicable. Upon each Renewal Date, when the Agreement extends for a period of one additional consecutive year, the Agreement Expiration Date shall also extend by one year.

     2. Duties and Responsibilities:Employee shall be the _____of Editek and shall be responsible for all the duties normally ascribed to such offices under laws of the State of Delaware. Employee hereby agrees to faithfully and competently render services on a substantially full-time basis to Editek, subject to the provisions Section 14, and to devote his best efforts, skill and attention (except during vacations and leaves conforming with Editek policies) to Editek.

     3. Compensation: Editek agrees to employ Employee for the term and in the capacities described in Sections 1 and 2 above and to compensate Employee for such services as follows:

                  3.1 Employee shall be paid a base salary of $_______ per annum ("Base Salary"). Employee shall be eligible for annual increases in such Base Salary, as determined by the Compensation Committee of the Board of Directors of Editek (the "Compensation Committee") in its discretion. The first such increase, if any, shall become effective on or before the first anniversary of the above effective date of this Agreement. Said Base Salary (including any increases as determined by the Compensation Committee in its discretion) shall be paid in equal installments in accordance with Editek's customary pay schedule and shall be subject to applicable withholding for federal and state income taxes and social security and related deductions.

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                  3.2 Employee  shall be entitled to  participate  in any Editek employee benefit plans, fringe benefit programs including a car allowance (and the payment by Editek of all insurance, repairs, maintenance, licenses, gasoline, oil and other operating expenses of the automobile), and bonus or other incentive programs that may be adopted by the Board of Directors for the benefit of Editek senior officers or are adopted for the benefit of Editek employees (which shall include a medical insurance plan comparable to that which is currently in effect) unless Employee shall elect in writing not to participate.

                  3.3 Employee shall be entitled to participate in any stock option or other long-term incentive compensation program providing for awards payable in the form of cash and/or stock as may be adopted by the Compensation Committee for the benefit of Editek senior officers.

                  3.4 Employee shall be entitled to fifteen (15) work days of vacation with pay during each year. Vacation days shall be deemed to be earned pro rata during each year. Absences from work because of sickness, disability or legal holidays shall not be considered as vacation time. Vacation days may be accumulated and carried over from one year to the next; provided, that the maximum number of days which may be carried over shall not exceed ten (10).

              4. Expense Reimbursement: Editek shall pay or reimburse Employee for all ordinary and necessary expenses reasonably incurred in the performance of his duties hereunder. Such reimbursement shall be made against the submission by Employee of properly signed and supported itemized expense reports in accordance with the travel and business reimbursement policies of Editek in effect from time-to-time.

              5.  Termination of Employment:

                  5.1 Employee Resignation: Employee may terminate his employment prior to the termination of this Agreement by submitting a written notice of resignation to the Chief Executive Officer of Editek (the "C.E.O."), specifying a termination date which shall be no sooner than ninety (90) days after the submission of said notice. During this ninety (90) day period, Employee shall be paid current Base Salary installments and benefits but his duties and the capacity in which he serves shall be subject to such conditions and limitations as may be imposed by the C.E.O. Employee's resignation may constitute the initiation of a voluntary termination of employment, as defined in Section 5.2(b).

                  5.2  Termination  Without Cause and  Eligibility for Severance
Award: The severance payments described in Section 6 (the "Severance Award") shall be payable to Employee if Employee's employment with Editek terminates within the term of this Agreement (hereinafter referred to as Employee's "Termination Date") for any of the following reasons:

     (a) involuntarily, other than an involuntary termination on account of Misconduct

     (b) if within ninety (90) days after the effective date of a Change in Control, Employee voluntarily terminates.

     6. Severance Award: The Severance Award, which shall be in lieu of any other payments under this Agreement or any other payments by Editek on account of severance, shall consist of a lump sum payment equal to the balance of Employee's Base Salary for the remaining term of the Agreement (without any renewal) and an additional sum equal to twelve (12) months of Employee's Base Salary, payable as soon as administratively possible after Employee's Termination Date, but in no event later than thirty (30) days after Employee's Termination Date.

     7. Limitations of Agreement:

                  7.1 Except as expressly provided by the terms of the Severance Award, Employee shall not be entitled, solely by reason of a Severance Award, to continue to participate in any employee benefit plans or fringe benefit programs maintained by Editek, and the rights of Employee to continue to participate in such other plans and programs shall be governed solely by their terms and applicable law.

                  7.2 A Severance Award shall in no way be construed to extend the period of a Employee's employment, and Employee's Termination Date shall not be extended beyond the last official work day for which a Employee is paid for active service.

     8. Termination on Account of Death: Upon the death of Employee during the term hereof, this Agreement shall terminate immediately and, except as expressly set forth herein, Editek shall have no further liability hereunder to Employee or his estate, except that Editek shall pay to the beneficiary designated in writing by Employee, or if none, to Employee's estate, his salary through the end of the second month following the month is which such death occurs.

  9. Termination for Disability: If Employee for any reason whatsoever becomes disabled so that he is unable to perform his duties hereunder, Editek agrees to pay Employee his Base Salary hereunder for the first ninety (90) days of such disability. In the event that Employee becomes totally disabled during the term of this Agreement and such total disability continues for a period in excess of ninety (90) consecutive calendar days, at the end of such period Employee shall be considered as permanently disabled and this Agreement shall terminate immediately and, except as expressly set forth herein, Editek shall have no further liability hereunder to Employee.

         For purposes of this Agreement, Employee shall be considered totally disabled if, and when, because of injury, illness or physical or mental disability, he is prevented from efficiently or effectively performing the duties of his employment. The determination of total disability shall be made by the Board of Directors of Editek, but said decision shall not be unreasonable or arbitrary and shall be supported by the opinion (at Editek's expense) of two (2) licensed physicians unless Employee shall without justification fail to submit to the necessary physical or mental examinations. It is understood that Employee's occasional sickness of short duration shall not result in Employee being considered totally disabled, and Employee shall continue to be compensated hereunder during such periods of occasional sickness so long as they shall not exceed ninety (90) days in a calendar year.

     10. Misconduct: For purposes of this Agreement, "Misconduct" shall mean (i) the conviction of, or the entering of a plea of, nolo contendere by Employee for any felony arising out of acts of fraud or dishonesty reasonably determined to result in harm to Editek; or (ii) the intentional or willful breach of duties by Employee in a material respect and failure to cure same within thirty (30) days after receiving written notice of such breach from the C.E.O.

         The determination as to whether Employee's employment has been terminated for Misconduct shall be made by the C.E.O. Advance written notice of a tentative determination of Misconduct shall be provided to Employee and Employee shall have a reasonable opportunity to cure. Such written notice shall set forth in reasonable detail the facts and circumstances that are claimed to constitute Misconduct. If the C.E.O. shall determine that Employee cannot cure the Misconduct or that the cure is not acceptable to the C.E.O., then the termination shall be final.

         11. Change in Control: For purposes of this Agreement, "Change in Control" shall be deemed to have occurred if:

          i) Any "person" as defined in Section 3(a)(9) of the Securities Exchange Act of 1934 (the "Act"), including a "group" (as that term is used in Sections 13(d)(3) and 14(d)(2) of the Act), but excluding Editek and any employee benefit plan sponsored or maintained by Editek, including any trustee of such plan acting as trustee, who:

     (A) makes a tender or exchange offer, pursuant to which any shares of Editek stock are purchased, for a number of shares of Editek stock representing more than fifty percent (50%) of the voting power of all outstanding Editek stock at the time of such offer; or

     (B) together with its "affiliates" and "associates" (as those terms are defined in Rule 12b-2 under the Act) becomes the "beneficial owner" (within the meaning of Rule 13d-3 under the Act) of at least fifty percent (50%) of the voting rights of Editek's stock;

          (ii) The shareholders of Editek approve a definitive agreement or plan to merge or consolidate Editek with or into another corporation whereby Editek is not the surviving entity;

          (iii) Editek enters into a definitive agreement or plan to sell or otherwise dispose of all or substantially all of its assets to a third party, unless (x) such corporation is controlled by Editek, and (y) Employee serves as the Vice President of Finance, Chief Financial Officer and Secretary of the third party;

          (iv) The approval by the stockholders of Editek of a plan of liquidation of Editek; or

     (v) The election of directors constituting more than one-half (1/2) of the Board of Directors who, prior to their election, were not elected or nominated for election by at least a majority of the Board of Directors.

     12. Termination - Records: In the event of the termination or resignation of Employee pursuant to this Agreement, whether the termination is voluntary or without cause or for Misconduct, Employee will transfer all books, records, documents, and other memoranda of Editek, including all materials which have come into his custody, possession and control as a result of employment with Editek, to whomsoever Editek shall designate. Employee shall not, any time after the resignation or termination of his employment hereunder, divulge to any person any information or fact relating to the conduct and management of Editek, which shall have come to his knowledge in the course of his employment and the disclosure of which would cause damage or loss to Editek or result in the disclosure of confidential or proprietary information regarding Editek or any of its members.

     13. Restrictive Covenant and Exceptions: So long as this Agreement remains in effect, Employee shall not take part in any other employment or enterprise which (1) is in competition with Editek; or (2) otherwise conflicts or interferes with the full performance of his duties hereunder, without the prior written consent of the C.E.O. The C.E.O. shall determine the propriety and
acceptability   of  such  additional   employment  or  enterprise  at  its  sole
discretion.

     14. Disclosure of Information: Employee recognizes and acknowledges that Editek's trade secrets and proprietary processes as they may exist from time to time are valuable, special and unique assets of Editek's business, access to and knowledge of which are essential to the performance of Employee's duties hereunder. Employee will not, during or after the term of his employment, disclose such secrets or processes to any person, firm, corporation, association or other entity for any reason or purpose whatsoever, nor shall Employee make use of any such secrets or processes for his own purposes or for the benefit of any person, firm, corporation, or other entity (except Editek) under any circumstances during or after the term of his employment, provided that after the term of his employment these restrictions shall not apply to such secrets and processes which are then, or from time to time thereafter, in the public domain (provided that he was not responsible, directly or indirectly, for permitting such secrets or processes to enter the public domain without Editek's consent) or which are obtained from a third party which is not obliged under an agreement of confidentiality with Editek.

         15. Covenants not to Compete or Interfere: Employee agrees that during the term of this Agreement and for a period of one (1) year after the date of termination of this Agreement, but in no event less than the period for which a Severance Award is payable pursuant to Section 6, Employee will not intentionally interfere with, disrupt or attempt to disrupt the relationship, contractual or otherwise, between Editek and any customer, or supplier of Editek or any of its subsidiaries.

         16. Inventions: Employee hereby sells, transfers and assigns to Editek or to any person or entity designated by Editek, all of the entire right, title and interest of Employee in and to all inventions, ideas, disclosures and improvements, whether patented or unpatented, and copyrightable material made or conceived by Employee, solely or jointly during the term hereof which relate to methods, apparatus, designs, products, process or devices, sold, leased, used or under consideration or development by Editek, or which otherwise relate to or pertain to the business, functions or operations of Editek. Employee agrees to communicate promptly and to disclose to Editek in such form as Employee may be required to do so, all information, details, and data pertaining to the aforementioned inventions, ideas, disclosures, and improvements and to execute and deliver to Editek such formal transfers and assignments and such other papers and documents as may be required of Employee to permit Editek or any person or entity designated by Editek to file and prosecute the patent applications and, as to copyrightable material, to obtain copyright thereof.

         For the purposes of this Agreement, an invention shall be deemed to have been made during the term of Employee's employment if, during such period, the invention was conceived or first actually reduced to practice by Editek, and Employee agrees that any patent application filed within one (1) year after termination of employment shall be presumed to relate to an invention which was made during the term of Employee's employment, unless Employee can provide conclusive evidence to the contrary.

         17. Indemnification: Editek agrees to indemnify and hold harmless Employee for any liability, including reasonable attorneys fees, or court expenses he may incur while acting within the proper scope of his employment, which right of indemnification and agreement to hold harmless shall continue in effect subsequent to any termination under this Agreement, other than termination on account of Misconduct, so long as any claim or expense relates to services provided by Employee during his employment.

         18. Binding Effect: This Agreement shall be binding upon the successors and assigns of Editek, including those that may result from merger or reorganization.

         19. Non-Assignability: Employee's rights and benefits under this Agreement are personal to him and such right and benefits shall not be subject to voluntary or involuntary assignment, alienation or transfer, except to the extent such rights and benefits are lawfully available to Employee's spouse, estate or beneficiary upon his death.

     20. Governing Law: This Agreement shall be governed by the laws of the State of North Carolina without regard to its conflicts of law principles, provided that the duties of Employee as described in Section 2 hereof shall be interpreted in accordance with the laws of the State of Delaware.

         21. Binding Arbitration: Any dispute involving this Agreement, other than an action by Editek to enforce its rights pursuant to Section 16 hereof, or to enforce the payment of a Severance Award, shall be resolved through binding arbitration. Any such resolution shall include a determination as to the portion of the costs of arbitration that shall be borne by Editek and by Employee. Except if Employee is terminated for Misconduct, if Editek contests the payment of a Severance Award or the calculation of the Severance Award, Editek shall continue to pay Employee a periodic amount equal to what otherwise would have been his Base Salary until such dispute is resolved. To the extent Employee shall be entitled to additional payments following a resolution of the dispute, Employee shall be entitled to interest on such payments at one hundred twenty percent (120%) of the applicable Federal rate as of Employee's Termination Date, determined under Section 1274(d) of the Code, compounded semi-annually, determined as of Employee's Termination Date, which interest shall be payable from the date beginning thirty (30) days after Employee's Termination Date.

         22. Notices: All notices, requests, demands or other communications under this Agreement shall be in writing and shall be deemed to have been duly given when delivered in person or deposited in the United States mail, postage prepaid, by registered or certified mail, return receipt requested, to the party to whom such notice is given, as follows:

                  As to Editek:   Post Office Box 908
                                  Burlington, North Carolina 27215
                                  Attention:  James D. Skinner

                  As to Employee:   ______________


Either party may change his or its address or the name of the person to whose attention the notice or other communication shall be directed from time to time by serving notice thereof upon the other party as provided herein.

         23. Severability: In the event any of the provisions of this Agreement are held to be unenforceable, it is understood that the provision(s) affected thereby shall not be terminated, but shall be deemed amended to the extent required to render them valid and enforceable, and the validity and enforceability of the other provisions of this Agreement shall not be affected thereby.

         24. Waiver: Either party's failure to demand strict performance and compliance with any part of this Agreement shall not be deemed to be a waiver of any of such party's rights under this Agreement or by operation of law. The waiver by either party of any breach of any provisions of this Agreement by the other party shall not operate or be construed as a waiver of any subsequent breach of this Agreement by such other party.

         25. Entire Agreement: Employee and Editek acknowledge that this Agreement contains the full and complete agreement between them with respect to the subject matter hereof and that there are no oral or implied agreements or other modifications not specifically set forth herein. Employee and Editek further agree that no modification of this Agreement may be made except by means of a written agreement or memorandum signed by both of them.

         IN WITNESS WHEREOF, Editek and Employee have each dated, executed and delivered this Agreement on the day and year indicated by their signatures.

                                     EDITEK:

Date:                                By:_________________
                                     Authorized Officer

                                     EMPLOYEE:

                                     ____________________
Date: